CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 4, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 33-66088) of Dreyfus LifeTime Portfolios, Inc.

ERNST & YOUNG LLP

New York, New York
January 28, 2000